UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of Incorporation)

0-23588	88-0310433
(Commission File Number)	(IRS Employer Identification No.)

3945 West Cheyenne Avenue, North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 384-2425

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 27, 2018, Gaming Partners International Corporation, a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Angel Holdings Godo Kaisha, a company organized under the laws of Japan (“Angel”), and AGL Nevada Corporation, a Nevada corporation and wholly owned subsidiary of Angel (“Merger Sub”), pursuant to which Angel will acquire the Company in exchange for cash. The Merger Agreement was unanimously adopted by a special transaction committee of independent directors of the Board of Directors of the Company (the “Board”) as well as the full Board.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), the separate existence of Merger Sub will cease, and the Company will continue as the surviving corporation, which will be a wholly owned subsidiary of Angel (the “Surviving Corporation”). The Surviving Corporation shall succeed to and assume all of the rights and obligations of Merger Sub and the Company. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any further action on the part of Angel, Merger Sub, the Company or the holders of any capital stock or other securities of the Company: (i) any shares owned immediately prior to the Effective Time by the Company (or held in the Company’s treasury), Angel or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (the “Excluded Shares”) shall be cancelled and retired and shall cease to exist; (ii) except for Excluded Shares, each share of common stock of the Company, $0.01 par value per share (the “Common Stock”), outstanding immediately prior to the Effective Time will be automatically converted into the right to receive $13.75 in cash (the “Merger Consideration”); and (iii) each share of common stock of Merger Sub, $0.01 par value per share, outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

The Merger Agreement provides that, at the Effective Time, any outstanding and unexercised option to acquire Common Stock granted by the Company (an “Option”), as of immediately prior to the Effective Time, whether or not then otherwise vested or exercisable, shall be cancelled in exchange for the right of the holder of such Option to receive from the Surviving Corporation a cash amount equal to the excess of (i) the Merger Consideration, over (ii) the exercise price per share of Common Stock subject to such Option; provided that if the exercise price per share under any such Option is equal to or greater than the Merger Consideration, such Option shall be cancelled at the Effective Time without any payment or other consideration being made or owed in respect thereof. The Merger Agreement provides that, at the Effective Time, any outstanding and unexercised stock appreciation rights with respect to shares of Common Stock granted by the Company, as of immediately prior to the Effective Time, whether or not then otherwise vested or exercisable, shall be cancelled as of the Effective Time without any payment or other consideration being made or owed in respect thereof.

Each of Angel, Merger Sub and the Company has made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The Merger is subject to various closing conditions, including but not limited to (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock, (ii) receipt by Angel of certain specified gaming licenses, (iii) if required, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) the absence of any law, order or injunction prohibiting the Merger. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (A) subject to certain exceptions and generally subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party and (B) performance in all material respects by the other party of its obligations under the Merger Agreement.

During the period beginning on the date of the Merger Agreement and continuing until 12:01 A.M. (New York City time) on February 2, 2019 (the “No-Shop Period Start Date”), the Company and its representatives have the right to (i) initiate, solicit, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a competing acquisition proposal, (ii) furnish to any person that is party to an acceptable confidentiality agreement any information which is reasonably requested by any person in connection with such person’s potentially making a competing acquisition proposal and (iii) participate or engage in discussions or negotiations with such person regarding a competing acquisition proposal.

On the No-Shop Period Start Date, the Company will cease such activities, and will be subject to further restrictions, including that it will not (i) solicit proposals or offers that constitute, or could reasonably be expected to lead to, a competing acquisition proposal or (ii) engage in any discussions or negotiations regarding a competing acquisition proposal. However, prior to obtaining stockholder approval, the Company may engage in the foregoing activities with any third party that has provided the Company with a competing acquisition proposal after the execution of the Merger Agreement and prior to the No-Shop Period Start Date, which acquisition proposal the Board determines in good faith is or would reasonably be expected to lead to a superior proposal. Furthermore, the Company can also engage in such activities with any third party that provides to the Company an unsolicited bona fide written competing acquisition proposal, if, subject to compliance with certain other conditions, the Board determines in good faith that such acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal.

Prior to the approval of the Merger Agreement by the Company’s stockholders, the Board may change its recommendation that the Company’s stockholders approve the Merger Agreement if the Board receives a superior acquisition proposal or upon the occurrence of certain types of intervening events, but only if certain conditions are satisfied with respect thereto and the Company complies with its obligations in respect thereof under the Merger Agreement.

The Merger Agreement provides certain mutual termination rights for both the Company and Angel, including the right of either party to terminate the Merger Agreement if (i) if the Merger is not consummated by December 31, 2019 (as may be extended under certain circumstances relating to the receipt of gaming licenses) (the “Termination Date”), (ii) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock has not been obtained at the meeting of such stockholders convened for such purpose and (iii) an order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger becomes final and non-appealable.

The Merger Agreement also provides certain other termination rights for the Company and Angel, respectively, including (i) the right of the Company, prior to the approval of the Merger Agreement by the Company’s stockholders, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal, so long as the Company complies with certain notice and other requirements set forth in the Merger Agreement, in which case the Company must pay Angel a termination fee of $4 million, (ii) the right of Angel to terminate the Merger Agreement due to a change of recommendation by the Board, in which case the Company must pay Angel a termination fee of $4 million and (iii) the right of either party to terminate the Merger Agreement in the event of an uncured or incurable material breach thereof by the other party. In the event of termination by either party for an unintentional material breach of the Merger Agreement, the breaching party must pay the other party a termination fee of $4 million. In the event of termination by either party for an intentional material breach of the Merger Agreement by the other party, the breaching party must pay the other party a termination fee of $15 million.

The Merger Agreement also provides that if the Merger Agreement is terminated by either party due to the Merger Agreement not being consummated by the Termination Date, then if within the twelve (12) month period following such termination certain specified events occur (including the entry by the Company into a definitive agreement with respect to an alternative acquisition proposal) the Company must pay Angel a termination fee of $4 million.

The Company expects to incur a minimum of $1.0 million in additional legal and investment banking expenses in the fourth quarter of 2018 related to the Merger Agreement.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The foregoing summary of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Angel or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of the dates specified therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties thereto. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Angel or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

As an inducement to the parties entering into the Merger Agreement, on November 27, 2018, certain stockholders of the Company, beneficially owning, in the aggregate, approximately 51% of the outstanding shares of Common Stock entered into a Voting Agreement (the “Voting Agreement”), pursuant to which, among other things, such stockholders agreed to vote to approve the Merger Agreement and to take certain other actions in furtherance of the Merger, as described above, in each case subject to the terms and conditions set forth therein.

Item 7.01	Regulation FD Disclosure.

On November 27, 2018, the Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

2.1	Agreement and Plan of Merger dated November 27, 2018 among Angel Holdings Godo Kaisha, AGL Nevada Corporation and Gaming Partners International Corporation.*

99.1	Press Release of Gaming Partners International Corporation dated November 27, 2018.

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

Information Furnished

The information in Item 7.01 and Exhibit 99.1 of this Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Forward-Looking Statements

All statements in this communication other than statements of historical fact contained in this report are forward-looking statements. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “anticipate,” “guidance,” “assumptions,” “projects,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Risks and uncertainties that could cause results to differ materially from those expected by the management of the Company include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that our stockholders may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company Common Stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally, the risk that the proposed transaction could distract management of the Company, the risk that the Company will incur substantial costs in connection with the proposed transaction, as well as other important factors that could cause actual results to differ materially from those projected.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by the Company with the U.S. Securities and Exchange Commission (the “SEC”). We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Important Additional Information About the Transaction and Where to Find It

This communication is being made in respect to the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed transaction, the Company will file a proxy statement and other documents with the SEC. Before making any voting decision, investors and stockholders of the Company are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information regarding the Company, Angel and the Merger.

A definitive proxy statement and form of proxy will be sent to the Company’s stockholders seeking their approval of the transaction. This Form 8-K is not a substitute for the proxy statement or any other document which the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement (when available) and other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from GPIC at www.gpigaming.com.

Participation in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement when it is filed with the SEC. You can find more detailed information about GPIC’s executive officers and directors in its definitive proxy statement filed with the SEC on April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: November 27, 2018	By:	/s/ Alain Thieffry
Alain Thieffry
Chief Executive Officer, Chief Financial Officer,
President, Secretary, Treasurer and Chairperson of the
Board